Exhibit 10.15

                         OMINICORDER TECHNOLOGIES, INC.
                           125 Wilbur Place, Suite 120
                             Bohemia, New York 11716


                                                     February 17, 2005


Michael Anbar, Ph.D.
145 Deer Run Road
Amherst, New York  14221

             Amendment to Settlement Agreement Dated October 3, 2001

Dear Dr. Anbar:

         This letter is meant to reflect an Amendment to our Settlement Agreement with you dated October 3, 2001. The additional terms are as follows:

         1. An up-front stock grant will be issued in your name or on your behalf to a charitable foundation of 250,000 "restricted" shares of Common Stock, par value $.001 per share, of OmniCorder (the "Restricted Stock"), which shares may not be subsequently transferred for a period of two years and shall be delivered by OmniCorder.

         2. Acquisition of Mental Stress Monitoring Technology Patent (United States Patent 5,771,261). As part of the consideration under this agreement, you hereby assign all of your right, title and interest in and to the confidential know-how, technology and patent rights for the mental stress monitoring (the "Patent Rights") invented, discovered and developed by you. You shall, without additional consideration, cooperate fully with and assist OminiCorder in any and all efforts necessary finalize the transfer of the patent, and any other intellectual property associated with mental stress monitoring in your possession. You agree to consult with the OmniCorder on the potential commercial applications of this intellectual property without further compensation other than the royalty below. The parties will also enter into a royalty agreement providing you with a royalty of $300 per unit with regard to sales by OmniCorder of systems that utilizes the Patent Rights. No royalties shall accrue on disposition of reasonable quantities of such system for no charge as pilot, sample or demonstration units.

         3. Stock and Investor Acknowledgements. Without infringing on your rights regarding OmniCorder stock you currently own, you understand and acknowledge that (i) the Restricted Stock and any other shares of Common Stock of OmniCorder to be received from OmniCorder hereunder have not been registered with or approved by the U.S. Securities and Exchange Commission ("SEC") or any state securities commission or authority; (ii) any subsequent transfer of such shares by you is restricted in accordance with the provisions contained in this letter agreement, as well as the requirements of the SEC and applicable state securities laws; (iii) a legend referencing such restrictions on

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transfer shall be affixed to the stock certificates evidencing your shares; (iv)
you are a sophisticated investor capable of evaluating the merits and risks of accepting the grant of shares in exchange for your efforts and contributions;
(v) OmniCorder has made available to you all relevant information and the ability to ask questions of OmniCorder regarding its shares, financial condition and business propsects; and (vi) you have had the ability to obtain independent advise and counsel from your legal or tax advisors prior to executing this letter agreement concerning the grant of shares to you. Notwithstanding anything to the contrary above, with respect to shares to be received from OmniCorder hereunder, OmniCorder undertakes to use its best efforts to register such shares with the SEC by the filing of a Form SB-2 or S-3, or such other method as its most appropriate in the circumstances to enable you (or your designee) to sell such shares.

         4. You represent and warrant to OmniCorder that, except for OmniCorder's obligations pursuant to this letter agreement, there are no claims, suits, obligations or liabilities of any kind whatsoever which you currently have against OmniCorder or any of its Affliliates. You and OmniCorder reaffirm the Settlement Agreement dated October 3, 2001 except the following: 1. Consultant fees delineated in the Consulting Agreement supercede any fees in this agreement. 2. With respect to Paragraph 9 of the Settlement Agreement, OmniCorder waives the restriction on Anbar from working on commercial applications of infrared imaging in the diagnosis and management of breast cancer and diabetes solely in solely for the purpose of fulfilling his responsibilities under this agreement. 3. The transfer of Restricted Stock and Patent Rights under this agreement.

         If you are in agreement with the foregoing, please sign and return to OmniCorder a copy of this agreement, which thereupon will become a binding agreement between OmniCorder and you.

                                  OMINCORDER TECHNOLOGIES, INC.



                                  By:  /s/ Joseph F. Lisa
                                       -----------------------------------------
                                       Name: Joseph F. Lisa
                                       Title: Chairman of the Board


Agreed and accepted as of
the date first above written


/s/ Michael Anbar
----------------------------
Michael Anbar, Ph.D.